Exhibit 10.14

LEASE

BY AND BETWEEN

Drawbridge/Faber LLC,

a Delaware limited liability company

as Landlord

and

CardioDx, Inc.,

a Delaware corporation

as Tenant

November 27, 2006

i

(continued)

(continued)

(continued)

LEASE

THIS LEASE, dated November     , 2006 for reference purposes only, is made by and between DRAWBRIDGE/FABER LLC, a Delaware limited liability company (“Landlord”) and CARDIODX, INC., a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

ARTICLE 1

REFERENCE

1.1          References.  All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant’s Address for Notice:	CardioDx, Inc. 2500 Faber Way Palo Alto, California 94303-3329

Tenant’s Representative:	Melinda Thomas (650) 565-8084

Landlord’s Address for Notices:	c/o Drawbridge Partners, LLC One Embarcadero Center Suite 2405 San Francisco, California 94111

Landlord’s Representative:	Michael Embree

Phone Number:	(415) 391-4440

Lease Commencement Date:	February 1, 2007

Early Access Date:	January 1, 2007

Lease Term:	Ninety (90) months

Lease Expiration Date:	July 31, 2014, unless earlier terminated by Landlord or Tenant in accordance with the terms of this Lease, or extended by Tenant pursuant to Article 15.

Option to Extend:	One (1) option to extend, for a term of two (2) years.

First Month’s Prepaid Rent:	$96,819.00

Tenant’s Security Deposit:	$387,276.00

Late Charge Amount:	Five Percent (5%) of the Delinquent Amount

Tenant’s Required Liability Coverage:	$3,000,000 Combined Single Limit

Tenant’s Broker(s):	Randy Scott of Cornish & Carey Commercial

Property:

That certain real property situated in the City of Palo Alto, County of Santa Clara, State of California, Assessor’s Parcel Nos. 008-03-054-00 & 008-03-078-00, as presently improved, which real property is shown on the Site Plan attached hereto as Exhibit “A” and is commonly known as or otherwise described as follows: 2500 Faber Way, Palo Alto, California.

Building

That certain building on the Property in which the Leased Premises are located commonly known as 2500 Faber Way, Palo Alto, California (the “Building”), which Building is shown outlined on Exhibit A hereto.

Outside Areas:

The “Outside Areas” shall mean all areas within the Property which are located outside the Building, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

Leased Premises:

All the interior space within the Building, including stairwells, connecting walkways, and atriums, consisting of approximately 32,820 square feet and, for purposes of this Lease, agreed to contain said number of square feet.

Tenant’s Expense Share:

The term “Tenant’s Expense Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of all buildings located on the Property at the time of calculation. Such percentage is currently 100%. In the event that any portion of the Property is sold by Landlord, or the rentable square footage of the Leased Premises or the Property is otherwise changed, Tenant’s Expense Share shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant’s Expense Share of all tenants of the Property shall equal 100%. Tenant’s Expense Share is subject to adjustment as set forth in Paragraphs 13.12(b) and 13.12 (c).

Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following:

	Period	Base Monthly Rent
	2/1/07 through 8/31/07	$0
	9/1/07 through 1/31/08	$96,819.00
	2/1/08 through 1/31/09	$96,819.00
	2/1/09 through 1/31/10	$98,460.00
	2/1/10 through 1/31/11	$100,101.00
	2/1/11 through 1/31/12	$101,742.00

	2/1/12 through 1/31/13	$105,024.00
	2/1/13 through 1/31/14	$108,306.00
	2/1/14 through 7/31/14	$108,306.00

Permitted Use:	General office, laboratory, research and development, manufacturing, and all other uses ancillary thereto, in all cases to the extent in compliance with all Laws and Restrictions

Parking:	Approximately 79 spaces, on an unassigned and unreserved basis

Exhibits:

The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:

Exhibit A — Site Plan showing the Property and delineating the Building in which the Leased Premises are located.

Exhibit B — Tenant Work Letter

Exhibit C — Subordination, Nondisturbance and Attornment Provisions

Exhibit D — Form of Tenant Estoppel Certificate

ARTICLE 2

LEASED PREMISES, TERM AND POSSESSION

2.1          Demise Of Leased Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below.  Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Restrictions governing the use or occupancy of the Leased Premises and the Property, (iii) all easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord.

2.2          Right To Use Outside Areas.  As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever.  Tenant’s right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease.

2.3          Lease Commencement Date And Lease Term.  Subject to Paragraph 2.4 below, the term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Lease

Commencement Date, as set forth in Article 1 (the “Lease Commencement Date”).  The term of this Lease shall in all events end on the Lease Expiration Date (as described in Article 1).  The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”).

2.4          Delivery Of Possession.

(a)     Landlord shall deliver to Tenant, and Tenant shall accept, possession of the Leased Premises in its “AS IS” condition, “WITH ALL FAULTS” on the Early Access Date, subject only to (i) Landlord’s completing, on or before the Lease Commencement Date, the Landlord’s Work described and defined in Paragraph 1 of the Tenant Work Letter attached to and made a part of this Lease (the “Work Letter”), the terms and provisions of which are hereby incorporated into this Lease, and (ii) all existing laboratory benches and vented fume hoods shall remain in place.  All of Tenant’s obligations under this Lease shall commence on the Early Access Date.  It is agreed that by accepting possession of the Leased Premises, Tenant formally accepts same and acknowledges that the Leased Premises are in the condition called for hereunder, subject only to Landlord’s completing the Landlord’s Work.  Landlord hereby warrants (the “Landlord Warranty”) that from the Lease Commencement Date for a period of six (6) months (with respect to the roof membrane), and for a period of four (4) months (with respect to any mechanical, plumbing, electrical, and/or life safety systems in the Leased Premises), any repair costs for the applicable item during such period and which are not necessitated by improper use or maintenance thereof by Tenant, shall be paid by Landlord, provided that Landlord receives advance notice of the need for such repairs and a reasonable opportunity to effect such repairs.  Landlord warrants to Tenant that Landlord has repaired, improved, or renovated, as applicable, the Leased Premises in accordance with and pursuant to the requirements of the applicable permits therefor issued by the City of Palo Alto, including any requirements therein with respect to the Americans With Disabilities Act.

(b)     All of Tenant’s obligations under this Lease shall commence on the Early Access Date, provided, however, that the Base Monthly Rent shall not commence until the date provided in Article 1 above.  It is agreed that by accepting possession of the Leased Premises, Tenant formally accepts same and acknowledges that the Leased Premises are in the condition called for hereunder, subject only to Landlord’s completing the Landlord’s Work, and subject to the Landlord Warranty (as defined in subparagraph (a) above).

2.5          Performance Of Tenant Improvements; Acceptance Of Possession.  Tenant shall, pursuant to the Work Letter, perform the work and make the installations in the Leased Premises substantially as set forth in the Work Letter.

2.6          Surrender Of Possession.  Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment (excluding telecommunications wiring and cabling), trade fixtures (including, without limitation, all laboratory cabinetry and casework not in the Leased Premises as of the Effective Date and not paid for in whole or in part from the Tenant Improvement Allowance as defined in the Work Letter (“Tenant’s Casework”)), furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted.  Notwithstanding the foregoing or the balance of this Paragraph 2.6 to the contrary, Tenant shall not be required to remove the Tenant Improvements (as defined in the Work Letter).  Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant’s removal of Tenant’s property.  Tenant shall, with respect to telecommunications wiring and cabling, leave the same in good condition and repair and labeled and/or coded sufficiently so that Landlord can readily determine the origin, destination and function of the wires and cables.  Tenant shall patch and refinish, to

Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not.  To the extent necessary as a result of damage due to Tenant’s use of or failure to properly maintain the Leased Premises, the Building, or the Property, Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord.  Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same.  Additionally, to the extent that Landlord shall have notified or is deemed to have notified Tenant in writing at the time the improvements were approved that it desired to have certain improvements made by Tenant or at the request of Tenant removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal.  If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work.  Tenant shall be liable to Landlord for all costs reasonably and actually incurred by Landlord in returning the Leased Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by law until paid.  Tenant shall pay to Landlord the amount of all costs so reasonably and actually incurred plus such interest thereon, within ten (10) business days of Landlord’s billing Tenant for same.  Notwithstanding the foregoing, Landlord may consent (in its sole and absolute discretion, which consent may be withheld for any reason or no reason) to accept a cash payment from Tenant in lieu of Tenant completing all or any portion of the work required pursuant to this paragraph, such consent to be in a written notice specifying the work from which Tenant shall be excused.  Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

ARTICLE 3

RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1          Base Monthly Rent.  Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as “Base Monthly Rent” in Article 1 (the “Base Monthly Rent”).

3.2          Additional Rent.  Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the “Additional Rent”) the following amounts:

(a)     An amount equal to all Property Operating Expenses (as defined in Article 13) incurred or to be incurred by Landlord.  Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated in writing by Landlord:

(i)            Landlord may forward invoices or bills for such expenses to Tenant, and Tenant shall, no later than ten (10) days prior to the due date, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord, and/or

(ii)           Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten business days after receipt of a written bill therefor from Landlord, and/or

(iii)         Landlord may deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.  Landlord reserves the right to revise such estimate from time to time.

Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

(b)     Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

(c)     Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

(d)     Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than ten (10) days before such Real Property Taxes become delinquent.  In the event Tenant is responsible to pay taxes directly, Landlord shall have no obligation to make such payments, whether or not Landlord receives evidence of payment from Tenant, and Tenant shall in all cases be responsible for any fines, penalties, interest and damages for late payment.

3.3          Year-End Adjustments.

(a)     If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period.  If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment.  If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant.  The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

(b)     At any time within six (6) months after receipt of Landlord’s annual statement of Property Operating Expenses as contemplated in this Section 3.3, Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord’s office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Property Operating Expenses for the immediately preceding applicable calendar or fiscal year covered by such statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records.  Any such independent audit of the books and records shall be conducted by a certified public accountant reasonably acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding.  Such certified public accountant shall be one who is compensated on an hourly basis and is not then employed in any capacity by Landlord or Tenant or by any of their respective affiliates.  The audit shall be limited to the determination of the amount of Property Operating Expenses for the subject year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied.  If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Property Operating Expenses billed to or paid by Tenant for the applicable calendar or fiscal year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment.  All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Property Operating Expenses for the subject calendar or fiscal year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Tenant shall be deemed to have approved Landlord’s statement of Property Operating Expenses, and shall be barred from raising any claims regarding Property Operating Expenses for the period covered by such statement, except to the extent Tenant specifically identifies any objections or claims based on such annual statement, in reasonable detail, by written notice to Landlord within six (6) months after Tenant’s receipt of the applicable annual statement.  To the extent Tenant provides Landlord with timely written notice of any such objections or claims, Landlord and Tenant shall cooperate reasonably and in good faith to try to resolve the objections or claims raised by Tenant, which cooperation may include the use of an independent audit initiated by Tenant as contemplated above.  Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 3.3.

3.4          Late Charge, And interest On Rent in Default.  Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix.  Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses.  Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount,” and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid.  Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment.  In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease.  If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.

3.5          Payment Of Rent.  Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time.  Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term.  The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6          Prepaid Rent.  Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as “First Month’s Prepaid Rent” as prepayment of rent for credit against the first payment of Base Monthly Rent and Additional Rent due hereunder.

3.7          Security Deposit.

(a)     Tenant shall deliver to Landlord, within ten (10) days after the Effective Date of this Lease, an irrevocable standby letter of credit (the “Letter of Credit”), issued in favor of Landlord by a federally insured commercial bank or trust company approved in writing by Landlord (which approval shall not be unreasonably withheld), in form and substance reasonably satisfactory to Landlord, to be held by Landlord as security for the faithful performance of all the obligations of Tenant under this Lease including but not limited to the following:  (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises, and (v) to cover any other expense, loss or damage which Landlord may at any time suffer due to Tenant’s default.  In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute.  Landlord shall not be deemed a trustee of the Security Deposit.  The amount of the Letter of Credit shall be the amount set forth in Article 1 as the “Security Deposit”, subject to and including any adjustment thereto pursuant to the provisions of Section 3.7(g) below (as so adjusted, if applicable, the “Required Amount”), and Tenant shall maintain the Letter of Credit in the Required Amount in full force and effect throughout the term of this Lease (including any extensions thereof) and until sixty (60) days after the expiration of the term of this Lease.  The Letter of Credit may be for an initial one-year term, with automatic renewal provisions, provided that Landlord shall be given at least thirty (30) days prior written notice if the Letter of Credit will not be renewed as of any otherwise applicable renewal date and shall be entitled to draw against the expiring Letter of Credit if a replacement Letter of Credit is not furnished to Landlord at least twenty (20) days prior to the scheduled expiration date, as provided below.  The Letter of Credit must provide that it is transferable to any successor in interest to Landlord under this Lease, and any transfer fees and other related costs and expenses payable in connection with any such transfer shall be borne solely by Tenant.

(b)     Landlord shall be entitled (but shall not be required) to draw against the Letter of Credit and receive and retain the proceeds thereof upon any default (beyond any applicable cure period) by Tenant in the payment of any rent or other amounts required to be paid by Tenant under this Lease, or upon the occurrence of any other event of default (beyond any applicable cure period) under this Lease, by presenting to the issuer a written statement by Landlord that Landlord is entitled to draw the requested amount under the Letter of Credit pursuant to the terms of this Lease.  The amount of the draw shall not exceed the amount of the payments (if any) as to which Tenant is then in default and/or the amount reasonably necessary to cure any non-monetary events of default by Tenant, and shall be applied by Landlord to the cure of the applicable default(s).  Following any partial draw under this paragraph (ii), if Tenant fully cures all outstanding defaults and provides Landlord with a new Letter of Credit in the full Required Amount under this Section 3.7, Landlord shall surrender and return to Tenant, within ten (10)

days after Tenant’s satisfaction of the foregoing conditions, the Letter of Credit under which the partial draw was made.

(c)     Landlord shall also be entitled (but shall not be required) to draw against the Letter of Credit in full and to receive the entire proceeds thereof under either of the following circumstances:

(1)     If the Letter of Credit will expire as of a date prior to the date thirty (30) days after the expiration of the term of this Lease and Tenant fails to provide to Landlord an extension or replacement of such Letter of Credit, in at least the minimum Required Amount, at least twenty (20) days prior to the scheduled expiration date of the Letter of Credit; or

(2)     If, as a result of a draw against the Letter of Credit by Landlord or for any other reason, the amount of the Letter of Credit falls below the minimum Required Amount and Tenant has failed to cause the Letter of Credit to be restored to at least the minimum Required Amount within ten (10) business days after written demand by Landlord.

(d)     Landlord may use, apply and/or retain amounts drawn on the Letter of Credit for the cure of any then existing defaults under this Lease, and if the amount drawn exceeds the amount required to cure such defaults, Landlord shall hold such excess as a cash security deposit, in which event: Landlord shall not be required to segregate such cash security deposit from Landlord’s general accounts, and Tenant shall not be entitled to any interest on such cash security deposit.

(e)     Any actual or purported withdrawal, rescission, termination or revocation of the Letter of Credit by the issuer thereof prior to the expiration of the term of this Lease (except when replaced prior to the effectiveness of such withdrawal, rescission, termination or revocation by a replacement Letter of Credit as contemplated in Section 16.1(b)(iii)(A) hereof) shall be a material breach of this Lease.

(f)      The Letter of Credit shall provide that it is governed by the International Standby Practices (ISP98), ICC Publication No. 590.

(g)     If on February 1, 2009, there is no uncured event of default by Tenant under this Lease, and no event which, if remaining uncured after notice and/or passage of time, would constitute an event of default by Tenant under this Lease, then effective as of such date, the required amount of the Security Deposit under Section 3.7 above shall be reduced to $193,368.00.  If Landlord is holding a Letter of Credit in a larger amount at the time any such reduction becomes effective, Landlord agrees to cooperate reasonably with Tenant and the issuer in surrendering such Letter of Credit upon Landlord’s receipt of a replacement Letter of Credit in not less than the adjusted minimum amount required pursuant to this paragraph.

(h)     If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit.  Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty (60) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, cure any other defaults, deduct any damages, and prepare a final accounting with respect to the Security Deposit after which time any remaining Security Deposit shall be promptly refunded to Tenant.  In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

(i)      Tenant hereby grants to Landlord a security interest in the Security Deposit (whether the same is then held in the form of the Letter of Credit, or cash, or both), including but not limited to replenishments thereof. Landlord shall not be deemed a trustee of the Security Deposit.

ARTICLE 4

USE OF LEASED PREMISES AND OUTSIDE AREA

4.1          Permitted Use.  Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever.  Tenant shall continuously and without interruption occupy the Leased Premises for such purpose for the entire Lease Term.  Any discontinuance of such use for a period of sixty consecutive calendar days shall be, at Landlord’s election, a default by Tenant under the terms of this Lease.  Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.  To the best of Landlord’s knowledge, the Permitted Use is permitted by all covenants and restrictions of record and any applicable law (including the Americans with Disabilities Act), building code, regulation or ordinance in effect on the Lease Commencement Date.

4.2          General Limitations On Use.  Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property.  Tenant shall not operate any equipment within the Leased Premises which does or could (A) injure, vibrate or shake the Leased Premises or the Building, (B) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building, or (C) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building.  Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building.  Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises.  Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components.  Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property.  Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property.  Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises.  Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3          Noise And Emissions.  All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not unreasonably interfere with the businesses of or annoy the occupants and/or users of adjacent properties.  All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4          Trash Disposal.  Tenant shall provide trash bins, hazardous waste bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, hazardous waste (to the extent such disposal is permitted under Section 4.11(b) hereof), garbage and waste.  All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property.  Tenant shall keep the Leased Premises and the Outside Areas in a clean, safe and neat condition free and clear of all of Tenant’s trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5          Parking.  Tenant shall have the exclusive right to the use of the number of parking spaces set forth in Article 1 hereto; and that there shall be no additional cost or charge to Tenant for the nonexclusive use of such parking by Tenant and its employees and invitees.  Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property.  Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein.  If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property.  Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not materially interfere with Tenant’s use of the parking areas or result in any reduction in the amount of parking spaces allotted to Tenant.

4.6          Signs.  Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises without the approval of Landlord which shall not be unreasonably withheld, conditioned or delayed.  Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its reasonable discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord’s approval.  Any sign, once approved by Landlord, shall be installed at Tenant’s sole cost and expense (which cost and expense may be paid for out of the Tenant Improvement Allowance) and only in strict compliance with Landlord’s approval and any applicable Laws and Restrictions, using a person approved by Landlord to install same.  Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition.  Tenant shall remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease.

4.7          Compliance With Laws And Restrictions.  Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, Title 24, building codes, the Americans with Disabilities Act and the rules and regulations promulgated thereunder, and all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply.  Notwithstanding anything to the contrary herein, Tenant shall in no way be obligated to bear any costs or expenses to comply with the Americans with Disabilities Act with respect to the elevator in the Building, which cost and expense, if any, shall be borne entirely by Landlord.  Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.

4.8                               Compliance With Insurance Requirements.  With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies.  Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9                               Landlord’s Right To Enter; Quiet Enjoyment.

(a)               Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant (except in the case of an emergency) at least twenty-four (24) hours’ prior notice and subject to Tenant’s reasonable security measures (except in the case of an emergency) for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so.  Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord.  Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty days’ prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord.  Tenant shall have the right to have an employee of Tenant accompany Landlord or its representatives upon their entry into the Leased Premises, except in the case of an emergency, when no Tenant escort shall be required.  If Landlord, or its representatives, enters the Leased Premises and takes any action therein pursuant to this Section 4.9, Landlord shall use reasonable efforts to minimize unreasonable interference with Tenant’s business operations in the Leased Premises that may result from such entry and action.  Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

(b)               Provided that Tenant has fully and timely performed of all of its obligations under this Lease, Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Leased Premises without interference by any persons lawfully claiming by or through Landlord, subject to (i) the terms, covenants, conditions, provisions and agreements hereof, (ii) all Laws and Restrictions, and (iii) the terms of any documents evidencing, governing, or securing any loan secured by the Property.

4.10                        Use Of Outside Areas.  Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a reasonably safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant.  If, in the reasonable opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.  Landlord reserves the right to grant easements and access rights to others for use of the Outside Areas (but shall use reasonable efforts to notify Tenant thereof) and, subject to the other provisions of this Lease, shall not be liable to Tenant for any diminution in Tenant’s right to use the Outside Areas as a result.

4.11                        Environmental Protection. Landlord’s representations and Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

(a)               As used herein the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (1) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules (collectively, the “Hazardous Materials Laws”).  Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

(b)               Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing as of the date the Leased Premises are delivered to Tenant (whether before or after the Lease Commencement Date) unless caused by Tenant.  Tenant shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials listed in a Hazardous Materials management plan, which may include without limitation any cleaning, copier and other supplies as are reasonable and customary for office or laboratory use (“HMMP”), which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord (“Permitted Materials”) which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant’s use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction.  In no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials.  Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials.  If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials.  At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant’s use of the Leased Premises.  Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

(c)                Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant, its agents, contractors. or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant.  Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building and the Property.  In addition, prior to vacating the Leased Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant’s compliance with this Paragraph 4.11.

(d)               At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof.  Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant.  Such testing shall be at Tenant’s expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

(e)                Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage.  Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such voluntary cooperation, nor for any required compliance.  Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

(f)                 Tenant acknowledges receipt of that certain Phase I Environmental Site Assessment prepared by Eckland Consultants Inc. and dated as of March 17, 2006 (the “Environmental Report”).  Landlord hereby represents and warrants to Tenant that to Landlord’s actual knowledge, based solely on the Environmental Report, the Leased Premises, the Building, the Property, and the Outside Areas are not in violation of any Hazardous Materials Laws.

4.12                        Rules And Regulations.  In the event CardioDx, Inc. is no longer the sole tenant and occupant of the Leased Premises, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property.  Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations.  A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease.  If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.  Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.13                        Reservations.  Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of the Leased Premises by Tenant.  Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

4.14                        Roof.  Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except to the extent required in order to enable Tenant to perform Tenant’s maintenance and repair obligations pursuant to this Lease.

4.15                        Back-Up Generator.  Subject to the provisions of this Paragraph 4.15 and all other applicable provisions of this Lease (including but not limited to Paragraph 2.6 and Article 6), but at no additional rental cost to Tenant, Tenant shall have the right (subject to compliance with all Laws and Restrictions) during the Lease Term, at Tenant’s sole cost and expense, to install an emergency generator, and a concrete pad in connection therewith (collectively, together with all components thereof, the “Generator System”).  Tenant may utilize a portion of the Tenant Improvement Allowance (as defined in the Work Letter) to defray the cost of acquisition and installation of the Generator System.  Tenant shall reimburse Landlord for the reasonable out-of-pocket fees of Landlord’s structural engineer incurred in evaluating Tenant’s plans for installation of the concrete pad within thirty (30) days following submission by Landlord to Tenant of invoices therefor.  The installation, maintenance, repair, operation and removal (as hereinafter provided) of the Generator System shall be completed in a good and workmanlike manner and in compliance with all Laws and Restrictions.  Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Generator System.  The Generator System shall be deemed real property and a part of the Leased Premises and shall be surrendered to Landlord at the expiration or earlier termination of the Lease Term as described in paragraph 6.2 below, unless Landlord elects, in a written notice to Tenant, to treat the Generator System as Tenant’s trade fixtures, in which event Tenant shall remove the Generator System at its cost upon expiration of the Lease Term.  Tenant shall, at its sole cost and expense, install any screening of such Generator System as may be required by Laws and Restrictions.  Tenant shall be solely responsible for maintaining, operating and insuring the Generator System and paying any and all taxes or fees assessed upon such Generator System or its operation.  Tenant shall also be responsible for, and hereby agrees to indemnify, defend, and hold harmless Landlord from any and all liability, loss, cost, claim, damage, or expense (including without limitation reasonable attorneys’ fees and damage to the Building, or the Property) incurred by Landlord, resulting from the installation, maintenance, operation, use, presence or removal of the Generator System.

ARTICLE 5

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1                               Repair And Maintenance.  Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

(a)               Tenant’s Obligations.  Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and the Building, including, without limiting the generality of the foregoing, (i) all interior and exterior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps, elevators, and all heating, ventilating and air conditioning equipment, (vi) all entranceways to the Leased Premises.  Tenant shall hire, at Tenant’s sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than once every three months) inspect and perform required routine maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises.  Tenant shall hire, at Tenant’s sole cost and expense, a licensed roofing contractor to regularly and periodically (not less frequently than once every year) inspect and perform required routine maintenance on the roof of the Leased Premises, provided that Landlord shall be fully responsible to repair any damage to the roof caused by Landlord, its employees, agents or representatives).  Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas.  Tenant shall regularly and periodically sweep and clean the driveways and parking areas and keep clean the landscaped areas.  Except as specifically designated in Section 5.1(b), below, as Landlord’s obligation, Tenant shall, at its sole cost and expense, promptly repair all damage to the Leased Premises and the Building.  If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the reasonable costs actually incurred by Landlord for same.  All glass within or a part of the Leased Premises or the Building, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

(b)               Landlord’s Obligation.  Landlord shall, at all times during the Lease Term, maintain in good condition and repair the foundation, load-bearing and exterior walls of the Building (excluding paint).  The provisions of this subparagraph (b) shall in no way limit (i) the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3, the costs incurred by Landlord in performing such maintenance and/or making such repairs, or (ii) the Landlord Warranty as defined in Paragraph 2.4(a) above.

5.2                               Utilities.  Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises.  In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed.  Tenant shall maintain the water meter(s) in its own name.  Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant’s needs.  Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant’s needs.  Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.

5.3                               Security.  Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s employees, invitees, or contractors from any cause whatsoever, including but not limited to criminal and/or terrorist acts.  To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same (except to the extent the same constitute Landlord’s Work as defined in the Work Letter).  In the event Landlord in its sole and absolute discretion agrees to provide any security services, whether it be guard service or access systems or otherwise, Landlord shall do so strictly as an accommodation to Tenant and Landlord shall have no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard service to provide adequate security, or otherwise.  Without limitation, Paragraph 8.1 below is intended by Tenant and Landlord to apply to this Paragraph 5.3.

5.4                               Energy And Resource Consumption.  Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property.  Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such cooperation, to the extent such cooperation does not impact Tenant’s ability to conduct its business.  Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5                               Limitation Of Landlord’s Liability.  Landlord shall not be liable to Tenant for injury to Tenant its employees, agents, invitees or contractors, damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant’s property or Tenant’s employees, invitees, agents or contractors, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord’s active gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

ARTICLE 6

ALTERATIONS AND IMPROVEMENTS

6.1                               By Tenant.  Other than the Tenant Improvements, Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises (except for Alterations which are purely cosmetic or decorative) until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant’s written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease.  If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant’s removal obligations set forth in Paragraph 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed).  All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor.  All work undertaken by Tenant shall be done in accordance with all Laws and Restrictions and in a good and workmanlike manner using new materials of good quality.  Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9.  In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises.  As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

6.2                               Ownership Of Improvements.  All modifications, alterations and improvements made or added to the Leased Premises by Tenant (including without limitation cubicles paid for out of the Tenant Improvement Allowance, but excluding Tenant’s Casework (as defined in Paragraph 2.6 above), Tenant’s inventory, equipment, movable furniture other than cubicles paid for out of the Tenant Improvement Allowance, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease, and Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord.  Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above.  At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same.  Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord.  All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord.  All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3                               Alterations Required By Law.  Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant’s use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises.  If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property (except for with respect to the elevator), the cost incurred by Landlord in making such modifications, alterations or improvements, shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4                               Liens.  Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property.  If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten business days after the same has been recorded.  Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE 7

ASSIGNMENT AND SUBLETTING BY TENANT

7.1                               By Tenant.  Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, or permit the occupancy of the Premises by other than Tenant, whether voluntarily or by operation of Law, without Landlord’s prior written consent which shall not be unreasonably withheld.  Any attempted subletting or assignment, or occupancy of the Leased Premises by other than Tenant, without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease.  The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease.  Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(a)               the proposed assignee or sublessee is a governmental agency;

(b)               in Landlord’s reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy other than for a Permitted Use, would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord;

(c)                in Landlord’s reasonable judgment, the credit-worthiness of the proposed assignee is less than that of Tenant, as of the date of Tenant’s assignment request, or does not meet the credit standards reasonably applied by Landlord;

(d)               the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

(e)                Landlord has experienced a previous default by or is in litigation with the proposed assignee or sublessee;

(f)                 in Landlord’s reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

(g)               the use of the Leased Premises by the proposed assignee or sublessee will violate any Law or Restriction;

(h)               the proposed assignee or sublessee is a tenant in the Project;

(i)                  the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

(j)                  Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or

(k)               in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require improvements to be made outside of the Leased Premises.

7.2                               Merger, Reorganization, or Sale of Assets.

(a)               Except as provided in subparagraph (b) below, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.  The phrase “controlling percentage” means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors.  If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this lease.  Upon Landlord’s request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant’s chief executive officer or chief executive officer, which shall provide the following information:  (a) the names of all of Tenant’s shareholders and their ownership interests at the time thereof, provided Tenant’s shares are not publicly traded; (b) the state in which Tenant is incorporated; (c) the location of Tenant’s principal place of business; (d) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (e) any other information regarding Tenant’s ownership that Landlord reasonably requests, provided, Tenant shall be permitted to provide such information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information.  In the event of an acquisition by one entity of the controlling percentage of the capital stock of Tenant where this Lease is not assigned to and assumed in full by such entity, it shall be a condition to Landlord’s consent to such change in control that such entity acquiring the controlling percentage assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entity shall execute all documents reasonably required to effectuate such assumption).

(b)               Notwithstanding subparagraph (a) above or anything to the contrary contained herein, (i) neither the issuance of securities or ownership shares as part of a public offering of Tenant or in connection with a private refinancing of Tenant, nor any other issuance of Tenant’s capital stock for bona fide financing purposes shall be deemed to be an assignment, subletting or transfer hereunder, even if such issuance results in a transfer of a controlling percentage of Tenant’s capital stock or ownership shares; and (ii) provided that Tenant has not defaulted beyond any applicable grace or cure period provided for in this Lease, Tenant may, without Landlord’s prior written consent (but with prior written notice to Landlord accompanied by information and documentation in reasonably sufficient detail to permit Landlord to verify compliance with this subparagraph), sublet the Leased Premises or assign this Lease to (A) a parent, subsidiary, or affiliate of Tenant controlling, controlled by, or under common control with, Tenant, (B) a successor entity resulting from a merger or consolidation of or by Tenant, or (C) a purchaser of substantially all of Tenant’s capital stock or assets, provided that the successor entity, assignee, purchaser or subtenant shall have unconditionally assumed in writing or guaranteed for the benefit of Landlord, in a form reasonably acceptable to Landlord, this Lease and all of Tenant’s obligations under this Lease (or the portions thereof applicable in the case of a sublease) (each, a “Permitted Transfer”).  If any assignment or subleasing occurs without such an assumption and/or without Landlord’s consent as provided in Paragraph 7.1 above, Tenant shall be deemed for all purposes to be in material default under this Lease and the successor entity, assignee, purchaser or subtenant shall for all purposes be deemed to have unconditionally assumed in writing for the benefit of Landlord, this Lease and all of Tenant’s obligations under this Lease.  In all events, Tenant shall remain fully liable under this Lease.

7.3                               Landlord’s Election.  If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of taking any action with respect thereto.  Once Tenant (or Landlord or both pursuant to the joint marketing election described below) has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request.  Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following:  (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused.  During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.  In addition, in the event Tenant desires to sublease all or a portion of the Leased Premises, Landlord shall have the right to elect to jointly market with Tenant the applicable portion (including all) of the Leased Premises for subleasing and/or direct leasing, such joint, marketing election to be made, if at all, in writing and delivered to Tenant during the thirty (30) day period described in the first sentence of this Paragraph 7.3.

7.4                               Conditions To Landlord’s Consent.  If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee.  The conditions are as follows:

(a)               Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

(b)               Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

(c)                Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

(d)               Tenant having reimbursed to Landlord all reasonable costs and reasonable, third party attorneys’ fees (not to exceed $2,500 per assignment or sublease request) incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment.  Tenant shall be obligated to so reimburse Landlord whether or not such subletting or assignment is completed.

(e)                Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

(f)                 Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:

(i)                        If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

(ii)                    If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid; or

(iii)                If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee.

7.5                               Assignment Consideration And Excess Rentals Defined.  For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term “assignment consideration” shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment, without any deduction except for third party, market-rate leasing commissions, reasonable attorneys’ fees, and tenant improvement costs required by the assignee, paid by Tenant in connection with such assignment, such deductions to be amortized on a straight-line basis over the then-remaining term of the Lease, and the term “excess rentals” shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit for the sublease of all or any portion of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the portion so subleased for the same period, without any deduction except for third party, market-rate leasing commissions, reasonable attorneys’ fees, and tenant improvement costs required by the sublessee, paid by Tenant in connection with such sublease, such deductions to be amortized on a straight-line basis over the term of the sublease.  Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6                               Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to

Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7                               Good Faith.  The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased (or services provided) generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith.  If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8                               Effect Of Landlord’s Consent.  No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting.  No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party.  No sublease may be terminated or modified without Landlord’s prior written consent.  If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.  Upon a default while a sublease is in effect, Landlord may collect directly from the sublessee all sums becoming due to Tenant under the sublease and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any sublessee to make payments directly to Landlord upon notice from Landlord.  No direct collection by Landlord from any sublessee shall constitute a novation or release of Tenant or any guarantor, a consent to the sublease or a waiver of the covenant prohibiting subleases.  Landlord, as Tenant’s agent, may endorse any check, draft or other instrument payable to Tenant for sums due under a sublease, and apply the proceeds in accordance with this Lease; this agency is coupled with an interest and is irrevocable.

ARTICLE 8

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1                               Limitation On Landlord’s Liability And Release.  Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, managers, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (including without limitation prior and subsequent owners of the Property or portions thereof) (collectively, the “Landlord Indemnitees”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant’s agents, employees, contractors or invitees, any damage to Tenant’s property, or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased

Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises; (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s active gross negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation.  In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2                               Tenant’s Indemnification Of Landlord.  Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against the Landlord Indemnitees with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant’s use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant’s activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold the Landlord Indemnitees harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active gross negligence or willful misconduct of Landlord.  This indemnity agreement shall survive the expiration or sooner termination of this Lease.

ARTICLE 9

INSURANCE

9.1                               Tenant’s Insurance.  Tenant shall maintain insurance complying with all of the following:

(a)               Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i)                                    Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain “blanket contractual liability” and “broad form property damage” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.

(ii)                                Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

(iii)                            Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

(iv)                             Plate glass insurance, at actual replacement cost;

(v)                                 Boiler and machinery insurance, to limits sufficient to restore the Building;

(vi)                             Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant’s Required Liability Coverage (as set forth in Article 1);

(vii)                         Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

(viii)                     With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s contractor), in an amount and with coverage reasonably satisfactory to Landlord.

(b)               Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property:  (i) shall, except with respect to insurance required by subparagraphs (a) (ii) and (a) (viii) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall, with respect to insurance required by subparagraph (a)(ii) above, name Landlord, and such others as are designated by Landlord, as loss payees; (iii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iv) shall be in a form satisfactory to Landlord; (v) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A and XI; (vi) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vii) shall contain a so-called “severability” or “cross liability” endorsement.  Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, managers, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, managers, officers, employees, agents and contractors.

(c)                Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein.  With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policies being renewed or replaced.  Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article.  If Landlord’s Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender, insurance broker, advisor or counsel reasonably deems adequate. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as additional rent the cost of said insurance plus a ten percent (10%) administrative fee.

9.2                               Landlord’s Insurance.  With respect to insurance maintained by Landlord:

(a)               Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months.  Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months.  Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.  Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b)               Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000).  Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

(c)                Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3                               Mutual Waiver Or Subrogation.  Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

ARTICLE 10

DAMAGE TO LEASED PREMISES

10.1                        Landlord’s Duty To Restore.  If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4.  If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date.  Landlord’s obligation to restore shall be limited to the improvements constructed by Landlord.  Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures.  Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant’s personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction, to the extent required for the conduct of Tenant’s business.

10.2                        Insurance Proceeds.  All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord.  If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant.  If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s properly shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant.  The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.

10.3                        Landlord’s Right To Terminate.  Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

(a)               The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) fifty percent of the then actual replacement cost thereof;

(b)               The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.

(c)                The Building is damaged by any peril and, because of the Laws or Restrictions then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4                        Tenant’s Right To Terminate.  If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete.  Tenant shall have the option to terminate this Lease (if Tenant is not then in monetary default) in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

(a)               If the time estimated to substantially complete the restoration exceeds eight (8) months from and after the date the applicable building permit is issued (except that if the damage occurs after the 45th  month of the Lease Term, then Tenant shall have such termination right if the time estimated to substantially complete the restoration exceeds six (6) months from and after the date the applicable building permit is issued); or

(b)               If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty days from and after the date such restoration is commenced.

10.5                        Tenant’s Waiver.  Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1933, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6                        Abatement Of Rent.  In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion in the degree to which Tenant’s use of the Leased Premises is impaired by such damage.

ARTICLE 11

CONDEMNATION

11.1                        Tenant’s Right To Terminate.  Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business.  Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2                        Landlord’s Right To Terminate.  Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the Laws or Restrictions then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below.  Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3                        Restoration.  If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Laws or Restrictions then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4                        Temporary Taking.  If a material portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect.  If any material portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5                        Division Of Condemnation Award.  Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provider, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant.  The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6                        Abatement Of Rent.  In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent and Additional Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7                        Taking Defined.  The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12

DEFAULT AND REMEDIES

12.1                        Events Of Tenant’s Default.  Tenant shall be in default of its obligations under this Lease if any of the following events occur:

(a)               Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; provided that Tenant shall be entitled to receive written notice of late payment of Base Monthly Rent or scheduled Additional Rent, one time during each year of the Lease Term, and with respect to that one late payment, Tenant shall not be in default under this Paragraph 12.1(a) unless Tenant has failed to make the required payment within five (5) days after such notice from Landlord.  After the notice has been given, Landlord shall not be required to provide any further notices to Tenant.  Each such notice shall be concurrent with, and not in addition to, any notice required by applicable Laws; or

(b)               Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease; or

(c)                Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within the shorter of (i) any specific time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; provided that if longer than thirty (30) days is reasonably required in order to perform such obligations, Tenant shall have such longer period so long as Tenant commences such cure within such 30-day period and thereafter diligently pursues such cure to completion; or

(d)               Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

(e)                Tenant shall have abandoned the Leased Premises; or

(f)                 Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part. of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant’s (or such Guarantor’s) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(g)               Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(h)               Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which:  (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry; or

(i)                  Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

(j)                  Tenant shall be in default of its obligations under any lease between Landlord and Tenant.

12.2                        Landlord’s Remedies.  In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a)               Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b)               Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor.  Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(i)                                    Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(ii)                                Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii)                            Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c)                In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination.  If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.

(d)               In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease.  For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted.  Such damages shall include, without limitation:

(i)                                    The worth at the time of the award of the unpaid rent which had been earned at the time of termination;

(ii)                                The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii)                            The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent;

(iv)                             Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following:

(i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions (although the foregoing shall not in any way modify Paragraph 5.3 above), (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default; and

(e)                The unamortized amount of any tenant improvement or similar allowance paid or credited by Landlord to Tenant pursuant to this Lease or the Work Letter.

(f)                 In addition, Tenant acknowledges that an event of default under this Lease may cause Landlord to incur damages under its mortgage and related financing documents, including, but not limited to, the payment of default interest, legal fees, late charges, collection costs, and sums necessary to maintain Lender’s yield on the loaned amounts.  Accordingly, Tenant agrees that Landlord has the right to add such loan-related damages to the damages for which Tenant is responsible hereunder as a result of an event of default.

(g)               Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received.  This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Leased Premises.

12.3                        Landlord’s Default And Tenant’s Remedies.  In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period so long as Landlord commences such cure within such 30-day period and thereafter diligently pursues such cure to completion.  In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4                        Limitation Of Tenant’s Recourse.  Tenant’s sole recourse against Landlord shall be to Landlord’s interest in the Building and the Outside Areas.  If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Outside Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals.  Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

(a)               No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);

(b)               No service of process shall be made against any partner, manager. or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

(c)                No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5                        Tenant’s Waiver.  Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

ARTICLE 13

GENERAL PROVISIONS

13.1                        Taxes On Tenant’s Property.  Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Outside Areas.  Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”).  Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.  If any such taxes, assessments, fees or public charges are levied against Landlord.  Landlord’s property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term.  Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice.  Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease.  Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2                        Holding Over.  This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1).  Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph.  Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over.  Without limiting the foregoing, in the event of a holding over to which Landlord has consented, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the term of this Lease, shall nonetheless also be deemed to apply during any such hold over period.  Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Leased Premises.  Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

13.3                        Subordination To Mortgages.  This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof.  Landlord hereby agrees to exercise its best, commercially reasonable efforts to have Landlord’s lender enter into an SNDA (as defined below) with Tenant.  Notwithstanding the foregoing, if requested by Landlord, Tenant agrees, within ten days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by the existing lessor or lender (each, an “SNDA”) to assure the subordination of this Lease to such ground lease, mortgage or deed of trust, including but not limited to a subordination agreement in the form attached to this Lease as Exhibit C or such other form as any such lessor or lender may require.  However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto.  Tenant hereby consents to Landlord’s ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease.  However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease, and so long as the benefit of such agreement by such lessor or lender is transferable in connection with any transfer permitted under Section 7.2(b) or otherwise permitted by Landlord.  Tenant’s failure to execute and deliver such documents or instruments within ten business days after Landlord’s request therefor shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such documents or instruments in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant.  If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust.

13.4                        Tenant’s Attornment Upon Foreclosure.  Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sate conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.

13.5                        Mortgagee Protection.  In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6                        Estoppel Certificate.  Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit D, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property.  Tenant’s failure to execute and deliver such estoppel certificate within ten business days after Landlord’s request therefor shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant.  Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7                        Tenant’s Financial information. Tenant shall, within ten business days after Landlord’s request therefor, deliver to Landlord a copy of Tenant’s (and any guarantor’s) current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), a list of all of Tenant’s creditors with current contact information, and any such other information reasonably requested by Landlord regarding Tenant’s financial condition, provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information.  Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the

Building, the Property, or any portion thereof or interest therein, provided that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant.  Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.  Notwithstanding any other provisions of this Section 13.7, during any period in which Tenant has outstanding “a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 13.7 for Tenant to furnish Landlord with copies of such periodic filings substantially concurrently with the filing thereof with the Securities and Exchange Commission.  Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Building or Property financial information pertaining to, Tenant’s financial status.  Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

13.8                        Transfer By Landlord.  Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity.  In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) repayment of any unapplied portion of the Security Deposit, (upon transferring or crediting the same to the transferee), and (iii) the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder.  Tenant shall attorn to any such transferee.  After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.

13.9                        Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

13.10                 Notices.  Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:	Drawbridge/Faber LLC
c/o Drawbridge Partners, LLC
One Embarcadero Center Suite 2405
San Francisco, California 94111
Attention: Michael Embree
Facsimile: (415) 391-4430

with a copy to:	Goodwin | Procter LLP
101 California Street Suite 1850
San Francisco, California 94111
Attention: Paul Churchill
Facsimile: (415) 677-9041

If to Tenant:
If prior to the Lease Commencement Date:

CardioDx, Inc.
3183 Porter Drive
Palo Alto, 94304
Attention: Melinda Thomas

If after the Lease Commencement Date:

At the Leased Premises
Attention: Melinda Thomas

with a copy to:

Heller Ehrman LLP
333 Bush Street
San Francisco, CA 94104
Attention: David Paulson, Esq.
Facsimile: (415) 772-2057

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.  Any statutory notice shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.

13.11                 Attorneys’ Fees and Costs. In the event any party shall bring any action, arbitration, or other proceeding alleging a breach of any provision of this Lease, or a right to recover rent, to terminate this Lease, or to enforce, protect, interpret, determine, or establish any provision of this Lease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and reasonable disbursements, made or incurred by the prevailing party.

13.12                 Definitions.  Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto.  In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a)               Real Property Taxes.  The term “Real Property Tax” or “Real Property Taxes” shall each mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are imposed, assessed, levied, or otherwise charged):  (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord’s business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax.  If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease.  If any Real Property Tax is partly based upon property or rents unrelated to the Properly, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes.” Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources.

(b)               Landlord’s Insurance Costs.  The term “Landlord’s Insurance Costs” shall mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred):  the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss.

(c)                Property Maintenance Costs.  The term “Properly Maintenance Costs” shall mean Tenant’s Expense Share of all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) monthly property management fees equal to one and one-half percent (1 ½%) of the Base Monthly Rent, (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Building, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Building.  Property Maintenance Costs shall not include:  (i) rent paid to any ground lessor; (ii) the cost of constructing tenant improvements for any other tenant of the Building or Property; (iii) the costs of special services, goods or materials provided to any other tenant of the Building or Property and not offered or made available to Tenant; (iv) repairs to the extent covered by actually-collected proceeds of insurance or from funds provided by Tenant or any other tenant of the Building or Property, or as to which any other tenant of the Building or Property is solely obligated to make such repairs or to pay the cost thereof; (v) legal fees, advertising costs or other related expenses incurred by Landlord in connection with the leasing of space to individual tenants of the Building or the Property (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion the Building); (vi) repairs, alterations, additions, improvements or replacements, to the extent they are Landlord’s responsibility as a part of the Landlord Warranty as defined in Paragraph 2.4(a) above; (vii) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord or of Landlord’s employees, contractors or agents; (viii) executive salaries or salaries of service personnel to the extent that such personnel perform services other than in connection with the protecting, operating, maintaining, repairing and preserving of the Building or the Property; (ix) Landlord’s general overhead expenses not related to the Building or the Property; (x) legal fees, accountants’ fees and other expenses incurred in connection with disputes with other tenants or other occupants of the Building or the Property, or in connection with the enforcement of the terms of any leases with other tenants or the defense of Landlord’s title to or interest in the Property or any part thereof; (xi) costs incurred due to a violation by Landlord or any other tenant of the Building or Property of the terms and conditions of any lease; (xii) costs of any service provided to Tenant or to other occupants of the Building or Property for which Landlord is actually reimbursed other than through recovery of Property Operating Expenses; (xiii) personal property taxes due and payable by any other tenant of the Building or Property; and (xiv) the costs of any repair, restoration, replacement or other item, to the extent Landlord is actually reimbursed therefor by insurance, warranties or condemnation proceeds.

(d)               Property Operating Expenses.  The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs.

(e)                Law.  The term “Law” or “Laws” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, code, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

(f)                 Lender.  The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g)               Rent.  The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

(h)               Restrictions.  The term “Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Properly, the Building, the Leased Premises, or the Outside Areas.

13.13                 General Waivers.  One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party.  The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach.  No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant.  No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.  The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14                 Miscellaneous.  Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.  Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes.  This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant.  The benefit of each indemnity obligation of Tenant under this Lease is assignable in whole or in part by Landlord.  The term “party” shall mean Landlord or Tenant as the context implies.  If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder.  Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.  This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located.  The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof.  When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural.  The terms “must,” “shall,” “will,” and “agree” are mandatory.  The term “may” is permissive.  The term “governmental agency” or “governmental authority” or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Restrictions.  When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor.  Where Landlord’s consent is required hereunder, the consent of any Lender shall also be required.  Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease.  Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act.  Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

13.15                 Patriot Act Compliance.

(a)               Tenant will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism.  Landlord shall have the right to audit Tenant’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism.  In the event that Tenant fails to comply with the Patriot Act or any such requirements of governmental authorities, then Landlord may, at its option, cause Tenant to comply therewith and any and all reasonable costs and expenses incurred by Landlord in connection therewith shall be deemed Additional Charges and Rent and shall be immediately due and payable.  For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b)               Neither Tenant nor any partner in Tenant or member of such partner nor any owner of a direct or indirect interest in Tenant (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity.  For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Landlord notified Tenant in writing is now included in “Governmental Lists,” or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Landlord notified Tenant in writing is now included in “Governmental Lists”.

ARTICLE 14

LEGAL AUTHORITY BROKERS AND ENTIRE AGREEMENT

14.1                        Legal Authority.  If Tenant or any entity constituting Tenant is a corporation, limited partnership, limited liability company, or other legal entity, each individual executing this Lease on behalf of such corporation, limited partnership, limited liability company, or other legal entity, represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms.  Tenant shall, within three (3) business days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors (if a corporation), members and manager(s) (if a limited liability company), or partners (if a limited partnership), authorizing or ratifying the execution of this Lease, as well as a certified copy of binding resolutions of any guarantor in form reasonably acceptable to Landlord, authorizing or ratifying the execution of the applicable guaranty, and if Tenant or any entity constituting Tenant fails to do so, the same shall be a material default on the part of Tenant permitting Landlord at its sole election to terminate this Lease.

14.2        Brokerage Commissions.  Landlord and Tenant each represents, warrants and agrees one to the other that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold the other harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of the other party’s agreement or promise (implied or otherwise) to pay (or to have it pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease.  Notwithstanding any provision of this Lease to the contrary, Landlord shall not pay any leasing commission or compensation of any kind or type in connection with an extension of the term of this Lease, an expansion of the Leased Premises, a lease or sublease of any other premises leased by Tenant pursuant to any right of first offer or right of first refusal or other similar right granted to Tenant.

14.3        Entire Agreement.  This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein.  No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4        Landlord’s Representations.  Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease.  Tenant further acknowledges that, except to the extent expressly set forth in this Lease, neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters.  Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

ARTICLE 15

OPTION TO EXTEND

15.1        So long as CardioDx, Inc. is the Tenant hereunder and occupies the entirety of the Leased Premise, and subject to the condition set forth in clause (b) below, Tenant shall have one (1) option to extend the term of this Lease with respect to the entirety of the Leased Premises, for a period of two (2) years from the expiration of the 90th month of the Lease Term (the “Extension Period”), subject to the following conditions:

(a)     The option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than twelve months nor less than nine months prior to the expiration of the 90th month of the Lease Term;

(b)     Anything herein to the contrary notwithstanding, if Tenant is in default under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises the extension option or on the commencement date of the Extension Period, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such option to extend upon notice to Tenant.

15.2        In the event the option is exercised in a timely fashion, the Lease shall be extended for the term of the Extension Period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for the Extension Period shall be 95% of the “Fair Market Rent” for the Leased Premises, increased as set forth below.  For purposes hereof, “Fair Market Rent” shall mean the Base Monthly Rent and annual escalations determined pursuant to the process described below.  In no event, however, shall any adjustment of Base Monthly Rent pursuant to this paragraph result in a decrease of the Base Monthly Rent for the Leased Premises below the amount due from Tenant for the preceding portion of the initial Lease Term for which Base Monthly Rent had been fixed.

15.3        Within thirty (30) days after receipt of Tenant’s notice of exercise, Landlord shall notify Tenant in writing of Landlord’s estimate of the Base Monthly Rent for the Extension Period, based on the provisions of Paragraph 15.2 above.  Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord’s statement of Base Monthly Rent as the Base Monthly Rent for the Extension Period; or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof.  Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Base Monthly Rent for the Extension Period as calculated by Landlord.  If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant’s election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner.  To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4        In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties.  The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

(a)     Tenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord’s determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf.  The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the Santa Clara County area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction.  Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto.  Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified.  If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

(b)     In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent.  If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a).  In the event they are unable to agree upon such appointment within seven days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days.  If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the California Superior Court having jurisdiction over the County of Santa Clara, acting in his or her private and not in his or her official capacity, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment.  The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

(c)     Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure.  The arbitrators shall determine the fair market rent for comparable office/laboratory space within a three (3) mile radius of the Property.  The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party.  The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions.  The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent.  The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions.  The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

(d)     In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator.  The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator.  Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties.  Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

(e)     The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine.  The arbitrators shall render their decision and award in writing with counterpart copies to each party.  The arbitrators shall have no power to modify the provisions of this Lease.

ARTICLE 16

TELEPHONE SERVICE

Notwithstanding any other provision of this Lease to the contrary:

(a)     So long as the entirety of the Leased Premises is leased to and occupied by Tenant:

(i)            Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises; and

(ii)           Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the active gross negligence or willful misconduct of Landlord, its agents or employees.

Tenant accepts the telephone equipment (including, without limitation, the INC, as defined below) in its “AS-IS” condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship).  Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises.  Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason.  Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

(b)           At such time as the entirety of the Leased Premises is no longer leased to or occupied by Tenant, Landlord shall in its sole discretion have the right, by written notice to Tenant, to elect to assume limited responsibility for INC, as provided below, and upon such assumption of responsibility by Landlord, this subparagraph (b) shall apply prospectively.

(i)            Landlord shall provide Tenant access to such quantity of pairs in the Building intra-building network cable (“INC”) as is determined to be available by Landlord in its reasonable discretion.  Tenant’s access to the INC shall be solely by arrangements made by Tenant, as Tenant may elect, directly with SBC or Landlord (or such vendor as Landlord may designate), and Tenant shall pay all reasonable charges as may be imposed in connection therewith.  SBC’s charges shall be deemed to be reasonable.  Subject to the foregoing, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises, except as required by law.

(ii)           Tenant shall not alter, modify, add to or disturb any telephone wiring in the Leased Premises or elsewhere in the Building without the Landlord’s prior written consent.  Tenant shall be liable to Landlord for any damage to the telephone wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant.  Tenant shall have no access to the telephone closets within the Building, except in the manner and under procedures established by Landlord.  Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Leased Premises.

(iii)         All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring in the Building (to the extent not paid directly by Tenant) shall be a Property Maintenance Cost.

(iv)          Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the active gross negligence or willful misconduct of Landlord, its agents or employees.  Tenant acknowledges that Landlord meets its duty of care to Tenant with respect to the Building INC by contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship).  Subject to the foregoing, Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises.  Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason.  Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:

DRAWBRIDGE/FABER LLC,
a Delaware limited liability company

		By:	Drawbridge/Faber-Manager LLC,
a Delaware limited liability company
Manager

			By:	Drawbridge/Faber-Sponsor LLC.
a Delaware limited liability company
Sole Member

				By:	Drawbridge Partners, LLC.
a Delaware limited liability
company, Manager

Dated:	11/28/06			By:	/s/ Mark E. Pearson
Mark E. Pearson, Co-Manager

Dated:	11/28/06			By:	/s/ Mark E. Pearson
Mark S. Whiting, Co-Manager

TENANT:

CARDIODX, INC., a Delaware corporation

Dated:	11/27/06	By:	/s/ David Levison
		Title:	President

Dated:	11/27/06	By:	/s/ Melinda Thomas
		Title:	VP, Operations

EXHIBIT A

SITE PLAN

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EXHIBIT B

WORK LETTER

THIS TENANT WORK LETTER (“Work Letter”) sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Leased Premises, as defined in the Lease to which this Work Letter is attached as an exhibit.  In the event of any inconsistency between the terms of this Work Letter and the terms of the Lease, the terms of the Lease shall control.  All defined terms used herein shall have the meanings set forth in the Lease, unless otherwise defined in this Work Letter.

1.             Landlord’s Work.  Landlord’s contractor will cause the exterior improvements listed on Exhibit A attached hereto (the “Landlord’s Work”) to be constructed no later than February 1, 2007, subject to Tenant Delays (as hereinafter defined) or delays caused by Force Majeure.

2.             Tenant Improvements.  Tenant shall construct, furnish or install all improvements, equipment or fixtures, that are necessary for Tenant’s use and occupancy of the entirety of the Leased Premises (collectively, the “Tenant Improvements”).  Tenant shall complete construction of the Tenant Improvements for the entirety of the Leased Premises.  Tenant shall also be responsible for the cost of any alterations to the Building required as a result of the Tenant Improvements.  Tenant will engage a consultant reasonably approved by Landlord to manage the design and construction of the Tenant Improvements (“Tenant Improvement Project Manager”).  Tenant shall cause all drawings and specifications for the Tenant Improvements to be prepared by an architect selected by Tenant and reasonably approved by Landlord (“Tenant Improvement Architect”) and to be constructed by Landmark Builders Incorporated (“Tenant Improvement Contractor”).  Landlord’s prior written consent, which shall not be unreasonably withheld, shall be required if Tenant desires to change its Tenant Improvement Architect, Tenant Improvement Contractor or Tenant Improvement Project Manager.  Tenant shall furnish to Landlord a copy of the executed contracts between Tenant and Tenant Improvement Architect, and Tenant and Tenant Improvement Contractor, covering all of Tenant’s obligations under this Work Letter.

The Tenant Improvements shall be in conformity with drawings and specifications submitted to and approved by Landlord, which approval shall not be unreasonably withheld or delayed, and shall be performed in accordance with the following provisions:

Tenant Improvement Space Plans:  Tenant shall prepare and submit to Landlord for its approval Tenant Improvement space plans (the “Tenant Improvement Space Plans”).  Within five (5) days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon.  If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord.  If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within five (5) days for consideration by Landlord.  All revised drawings shall be submitted, with changes highlighted, to Landlord within five (5) days following Landlord’s return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within five (5) days following receipt of the same.  Landlord shall be provided with a copy of Tenant’s preliminary floor plan and associated CAD files as a condition to receiving reimbursement.

Tenant Improvement Design Development Plans:  Tenant shall prepare and submit to Landlord for its approval Tenant Improvement design development plans (“Tenant Improvement Design Development Plans”).  Within five (5) days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon.  If Landlord has approved Tenant’s drawings subject to modifications, such

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modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord.  If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within five (5) days for consideration by Landlord.  All revised drawings shall be submitted, with changes highlighted, to Landlord within five (5) days following Landlord’s return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within five (5) days following receipt of the same.

Tenant Improvement Working Drawings:  Tenant shall prepare and submit to Landlord for its approval Tenant Improvement working drawings (“Tenant Improvement Working Drawings”) including mechanical, electrical, and plumbing plans (“MEP”).  Within five (5) days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon.  If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord.  If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within seven (7) days for consideration by Landlord.  All revised drawings shall be submitted, with changes highlighted, to Landlord within seven (7) days following Landlord’s return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within five (5) days following receipt of the same.

Final Tenant Improvement Plans:  Tenant shall submit the approved Tenant Improvement Working Drawings to the Palo Alto Building Department for a Tenant Improvement building permit prior to the commencement of such work.  The Tenant Improvement Working Drawings as modified by the City of Palo Alto are defined herein as the “Final Tenant Improvement Plans.” Prior to commencing construction.  Tenant shall deliver to Landlord a copy of the City of Palo Alto building permit for the Final Tenant Improvement Plans.

Any material changes to the Final Tenant Improvement Plans shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld.  Any material deviation in construction from the design specifications and criteria set forth in the Final Tenant Improvement Plans, other than as approved in writing by Landlord (such approval not to be unreasonably withheld or delayed), shall constitute a default for which Landlord may, within ten (10) business days after giving written notice to Tenant, elect to exercise the remedies available in the event of default under the provisions of this Lease, unless such default is cured within such ten (10) business day period, or, if the cure reasonably requires more than ten (10) business days, unless such default is cured as soon as reasonably practicable but in no event later than sixty (60) days after Landlord’s notice to Tenant.  Only new materials shall be used in the construction of the Tenant Improvements, except with the written consent of Landlord.

Tenant acknowledges that it will engage the Tenant Improvement Architect, the Tenant Improvement Project Manager, and the Tenant Improvement Contractor, and shall be solely responsible for the actions and omissions of its architects, engineers, contractors, and project/construction managers and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of its architect, engineers or project/construction managers.  Landlord’s approval of any of Tenant’s architects, engineers or project/construction managers and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant’s architects, engineers or project/construction managers.  Tenant shall indemnify and hold harmless Landlord from and against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant’s architects, engineers and project/construction managers.

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The Tenant Improvements shall be constructed by Tenant Improvement Contractor in accordance with the Final Tenant Improvement Plans, in compliance with all of the terms and conditions of this Work Letter and the Lease, and with all applicable Laws and Restrictions.  The Tenant Improvement Contractor shall obtain a builder’s risk policy of insurance in an amount and form and issued by a carrier reasonably satisfactory to Landlord, and its subcontractors shall carry worker’s compensation insurance for their employees as required by law.  The builder’s risk policy of insurance shall name Landlord as an additional insured and shall not be cancelable without at least 30 days’ prior written notice to Landlord.

Tenant shall notify Landlord of its intention to commence construction ten (10) days prior to commencement, which commencement shall allow for Tenant’s Improvements to be completed no later than December 31, 2007, subject to any delays caused by Landlord’s delay in responding to plans.  Landlord shall have the right to post in a conspicuous location on the Building or the Premises, as well as record with the County of Santa Clara, a Notice of Nonresponsibility.  Tenant shall provide Landlord with a copy of the City of Palo Alto building permit allowing for the construction of the Final Tenant Improvement Plans prior to commencement of construction of the Tenant Improvements.

Tenant shall, and shall cause Tenant’s Project Manager to, use commercially reasonable efforts to cause construction of the Final Tenant Improvement Plans to be performed in as efficient a manner as is commercially reasonable.  All work to be performed inside or outside of the Building shall be coordinated with Landlord.  Tenant and the Tenant Improvement Contractor shall conduct their work and employ labor in such manner as to maintain harmonious labor relations.  Tenant shall complete construction of the Final Tenant Improvement Plans for the entirety of the Leased Premises to allow for occupancy (excepting cafeteria) no later than the Lease Commencement Date, subject to delays caused by Force Majeure.

Tenant, at Tenant’s sole cost and expense, shall clear debris resulting from the Tenant Improvement construction as necessary so as not to interfere with the construction of the Landlord’s Work.  No trash, or other debris, or other waste may be deposited at any time outside the Building except in containers reasonably approved by Landlord.  If so, Landlord may, after written notice to Tenant, remove it at Tenant’s expense, which expense shall equal the cost of removal plus ten percent (10%) of such costs as a management fee.  Storage of Tenant Improvement construction materials, tools and equipment shall be coordinated with Landlord’s contractor.  Tenant shall reimburse Landlord on demand for the cost of repairing any damage to the Building caused by Tenant Improvement Contractor and its subcontractors during the construction of the Tenant Improvements.  Upon completion of the Tenant Improvements, Tenant shall cause the Building and the Outside Areas to be clean and free from construction debris resulting from Tenant’s Tenant Improvement construction.

Tenant shall submit to Landlord on or before the Lease Commencement Date (as defined in the Lease) a Certificate of Substantial Completion, AIA Document G704, by its Tenant Improvement Architect for the Final Tenant Improvement Plans, a copy of all final inspection cards for the Tenant Improvements signed by the appropriate City of Palo Alto inspector and the Temporary Certificate of Occupancy from the City of Palo Alto.

Tenant shall submit to Landlord two CDs containing copies of all Tenant Improvement as-built plans and specifications, warranties, and operating manuals covering all of the work in the Final Tenant Improvement Plans.  Tenant hereby assigns to Landlord on a non-exclusive basis any and all rights Tenant may have under such warranties, without in any way obligating Landlord to pursue or prosecute such rights.  Tenant shall retain the right to pursue or prosecute any such rights to the extent that Landlord does not do so.

Any minor work required for Tenant’s occupancy of the Leased Premises but not included in the Final Tenant Improvement Plans such as the procurement and installation of furniture, fixtures, equipment,

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interior artwork and signage, shall not require Landlord approval but shall be installed in a good and workmanlike manner by Tenant.

3.             Project Costs.  The costs and expenses of the development and construction of the Landlord’s Work and the Tenant Improvements (“Project Costs”) shall be paid in accordance with this Paragraph 3.

(a)           Landlord’s Work.  The costs and expenses of the development and construction of the Landlord’s Work shall be paid by Landlord.

(b)           Tenant Improvements.  Unless specified otherwise herein, Tenant shall bear and pay the cost of the Tenant Improvements (which cost shall include, without limitation, the costs of construction as provided for in the Tenant Improvement Contractor’s contract, the cost of permits, and all architectural, design, space planning, and engineering services obtained by Tenant in connection with Tenant Improvements, laboratory and office improvements, break room with appropriate sinks/cabinetry„ wiring and cabling costs, and cubicle costs), provided that so long as Tenant is not in default under the Lease, Landlord shall contribute a maximum of $9 per rentable square foot, for an aggregate maximum of $295,380.00 (the “Tenant Improvement Allowance”) for such costs ( but no more than $49,230 on account of cubicle costs), which shall be paid by Landlord without any increase in any component of Base Monthly Rent.  The Tenant Improvement Allowance shall be utilized only for Tenant Improvements, and shall be available to Tenant only until December 31, 2007, after which Landlord shall have no further obligation to provide any portion of the Tenant Improvement Allowance.  Subject to such deadline and based upon applications for payment (including Tenant Improvement Contractor’s Application and Certification for Payment ALA G702 certified by Tenant Improvement Architect) submitted and certified by Tenant, Landlord shall within thirty (30) days of receipt thereof make progress payments from the Tenant Improvement Allowance to Tenant or the applicable contractor or subcontractor (but in no event more than $9 per rentable square foot for the applicable space under construction).  The cost of the Tenant improvements (including but not limited to all of the foregoing fees and costs) in excess of the Tenant Improvement Allowance, if any, shall be paid entirely by Tenant.

4.             Assignment of Rights Against Architect, Contractor, etc.  Tenant hereby assigns to Landlord on a non-exclusive basis any and all rights Tenant may have against the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Tenant’s consultants, subcontractors, agents, etc., relating to the Improvement Work, without in any way obligating Landlord to pursue or prosecute such rights.  Tenant shall retain the right to pursue or prosecute any such rights to the extent that Landlord does not do so.  Tenant shall promptly cause the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Tenant’s consultants, subcontractors, agents, etc. (once each such person has been engaged) to execute and deliver to Landlord a consent in the form of Exhibit B hereto, consenting to the foregoing assignment.

5.             Completion; Tenant Delay.  If Landlord shall be delayed in substantially completing the Landlord’s Work as a result any of the following (collectively, “Tenant Delays”):

1.                                      Any entry into the Building by Tenant, or any of Tenant’s agents, employees, licensees, contractors or subcontractors, which delays substantial completion of the Landlord’s Work; or

2.                                      Any matters specifically identified elsewhere in this Work Letter or in the Lease as Tenant Delays; or

3.                                      Any other act, neglect, failure or omission of Tenant, its agents, employees or contractors,

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then the date upon which Substantial Completion of the Landlord’s Work is deemed to have occurred shall be advanced by the cumulative duration of such Tenant Delays, and the date upon which the Building is delivered to Tenant in the condition called for by the Lease and this Work Letter shall be deemed to have occurred in advance of the actual delivery date by the cumulative duration of such Tenant Delays.

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EXHIBIT A TO WORK LETTER

LANDLORD’S WORK

1.                                      Repair of all defective lighting.

2.                                      Repainting of interior walls and ceilings and replacement of stained ceiling tiles (to the extent necessary and mutually agreed upon by Landlord and Tenant).

3.                                      Cleaning of all carpeted and tiled floors.

4.                                      Make the following doors to the Building each card/access key-capable and accessible:  front door, side door off of the back hallway and door on the laboratory-side of Building.

5.                                      Repair or replacement of the existing window blinds in the Leased Premises (whether for interior or exterior windows of the Building), to the extent necessary to bring such window blinds in the Building to good, working condition.

6.                                      Construction of a handicap-accessible and ADA-approved ramp leading from outside of the west-side breakroom through the door into the Building.

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EXHIBIT C

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT PROVISIONS

RECORDING REQUESTED BY

AND WHEN RECORDED MALL TO:

Washington Mutual Bank

Attn. POST CLOSING — 3545RMTX

c/o National Commercial Operations Center

P.O. Box 9011

Coppell, TX 75019-9011

Loan No.

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

[Loan No.                                         ]

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of                     , 20    , by and among WASHINGTON MUTUAL BANK, a federal association (together with its successors and assigns, “Lender”),

                                                           (“Borrower”), and

                                                           (“Tenant”).

Borrower is or expects to become the landlord and Tenant is the tenant under a lease dated                                          (as amended, the “Lease”).  The Lease covers all or a portion (such leased premises, the “Leased Premise”) of the real property described on the attached Exhibit A and the improvements thereon (the “Property”).  Borrower has obtained or applied for a loan (the “Loan”), payment of which is to be secured by, among other things, a deed of trust, mortgage or similar instrument (the “Security Instrument”) encumbering the Property.  (All documents evidencing or securing the Loan, including the Security Instrument, are referred to as the “Loan Documents.”) Tenant has agreed to subordinate the Lease to the Security Instrument, and Lender has agreed not to disturb Tenant’s rights under the Lease, all in accordance with the terms and conditions set forth below.  The parties agree as follows:

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1.             Subordination.  The Lease, and all other rights and interests of Tenant in the Property (including any purchase options and rights of first refusal, neither of which shall be exercisable in connection with any transfer pursuant to a Foreclosure Event, as defined below) are and at all times will be subordinate to the Loan Documents and the lien of the Security Instrument, to all advances made or to be made thereunder, and to any and all renewals, extensions, modifications, or replacements thereof.

2.             Attornment.  After any transfer of the Property pursuant to a Foreclosure Event, the terms of the Lease will be recognized as a new and direct lease from Successor Landlord (as defined below) to Tenant, and Tenant hereby attars to Successor Landlord as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon such Foreclosure Event.  Notwithstanding any other provision of this Agreement, Successor Landlord will not be liable for or hound by any of the following:

(a)           any act, omission, breach of the Lease, representation or warranty of Borrower or any other prior landlord (other than defaults of a continuing nature which Lender has notice of prior to commencing a Foreclosure Event and an opportunity to cure in accordance with this Agreement);

(b)           any offset or credit Tenant may have against Borrower or any other prior landlord (other than offsets or credits provided for in the Lease or arising from defaults of a continuing nature which Lender has notice of prior to commencing a Foreclosure Event and an opportunity to cure in accordance with this Agreement);

(c)           any obligation with respect to any prepaid rent for greater than one (1) month, unless such payment is required under the Lease;

(d)           any obligation to return or give credit for any security deposit under the Lease, unless such security deposit has actually been delivered to Successor Landlord;

(e)           unless previously approved in writing by Lender, (a) any modification or waiver of any provision of the Lease relating to (i) rent or other sums due Borrower or Tenant, (ii) the Lease term or any options to renew the Lease, or (iii) Lease termination, sublease or assignment; (b) any other modification of the Lease that materially and adversely affects the economics of the Lease to the detriment of the landlord; or (c) any termination, sublease or assignment of the Lease unless permitted under the Lease;

(f)            any payment of rent by Tenant to Borrower in violation of Section 5 below; or

(g)           any purchase option or right of first refusal with respect to the Property granted under the Lease or otherwise held by Tenant.

“Foreclosure Event” means:  (i) foreclosure under the Security Instrument; (ii) any other exercise by Lender of rights and remedies as a result of which a Successor Landlord becomes the owner of the Property; or (iii) delivery to Lender (or its designee or nominee) of a deed or other conveyance of the Property in lieu of (i) or (ii) above.

“Successor Landlord” means Lender or any other person or entity that becomes the owner of the Property as the result of, or after, a Foreclosure Event.

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3.             Nondisturbance.  Upon a Foreclosure Event, Lender will not (and no other Successor Landlord will be entitled to) terminate the Lease, or interfere with Tenant’s use, possession or enjoyment of the Leased Premises, or adversely affect the leasehold estate granted by the Lease in any Foreclosure Event; provided that if Tenant is then in default under the Lease beyond any applicable notice, grace or cure period, at Lender’s option, the Lease shall be terminated by virtue of the Foreclosure Event.

4.             Notice and Opportunity To Cure Defaults.  Tenant shall notify Lender of any default by Borrower under the Lease and offer Lender the opportunity (without the obligation) to cure such default and not terminate (or otherwise exercise any remedies with respect to) the Lease for a period of 30 days following Lender’s actual receipt of such notice; or such longer period as is reasonably necessary to cure such default, provided Lender commences such cure within the initial 30-day period and prosecutes the same with reasonable diligence (which, if such cure requires possession of the Property, shall include the foreclosure of the Security Instrument).

5.             Other Acknowledgments and Agreements.  Tenant acknowledges and agrees that (a) the Lease will be assigned to Lender under the Security Instrument; (b) upon and after Lender’s written request and written notice that an event of default has occurred under any of the Loan Documents, Tenant will (and Borrower authorizes Tenant to) pay all rent and other amounts due and owing to Borrower under the Lease directly to Lender; (c) Lender has no obligation to Tenant regarding Borrower’s application of the proceeds of the Loan; (d) Tenant shall at the request of Lender certify promptly in writing to Lender and any proposed assignee of the Loan whether or not any default on the part of Borrower then exists under the Lease; (e) notwithstanding Section 1 above, Lender may in its sole discretion at any time record (or otherwise provide in accordance with applicable law) notice that it elects the Security Instrument to become subordinate to the Lease, which recorded or other notice need only be executed by Lender; and upon such recording (or the giving of such other notice), the Security Instrument shall be subordinate to the Lease; and (f) if Lender becomes the Successor Landlord, Lender shall have no liability to Tenant with respect to the Lease after Lender no longer has any ownership interest in the Property.

6.             Miscellaneous.

(a)           Binding Effect.  This Agreement will inure to the benefit of and be binding upon the parties hereto, their successors and assigns and the holder from time to time of the Note.

(b)           Entire Agreement.  This Agreement constitutes the final expression of the entire agreement of the parties with respect to the subordination of the Lease to the lien of the Security Instrument.  If there are any conflicts between the Security instrument and the Lease, the Security Instrument shall control.  This Agreement may not be modified other than by an agreement in writing, signed by the parties hereto or their respective successors in interest.

(c)           Effect on Lease.  Except as modified by this Agreement, all of the terms and provisions of the Lease will remain in full force and effect.  If there are any conflicts between the Lease and this Agreement, the terms and provisions of this Agreement will control.

(d)           Counterparts.  This Agreement may be executed in any number of identical counterparts and by each party on a separate counterpart.  If so executed, all of such counterparts will collectively constitute one agreement.

(e)           Waiver of Jury Trial.  BORROWER, TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.

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(f)            Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the slate where the Property is located, without regard to its conflicts of laws principles.

(g)           Legal Costs.  In the event of any litigation to enforce the terms of this Agreement or to recover damages for the breach thereof, the prevailing party or parties will be entitled to recover from the nonprevailing party or parties all attorneys’ fees and other costs and expenses incurred in connection therewith.

(h)           Notices.  All notices under this Agreement will be in writing and mailed or delivered by recognized overnight delivery service (such as Federal Express) at the following addresses:

If to Lender:                                                                           Washington Mutual Bank

National Commercial Operations Center

3929 W. John Carpenter Freeway

Portfolio Administration — Transactions

3545 PMTX

Irving, TX 75063

Loan No.

If to Borrower:

If to Tenant:

All such notices will:  (a) if mailed, be effective three (3) business days following deposit in the United States mail with postage prepaid and return receipt requested; and (b) if delivered as provided above, be effective upon delivery.  Any party to this Agreement may change the address for notices to that party by written notice to the other parties to this Agreement.

DATED as of the day and year first above written.

LENDER:	WASHINGTON MUTUAL BANK, a federal
association

By:
Name:
Its:

BORROWER:

By:
Name:
Its:

TENANT:

4

By:
Name:
Its:

[ADD APPROPRIATE ACKNOWLEDGMENTS FOR EACH OF THE ABOVE SIGNATORIES.]

5

[GUARANTOR’S CONSENT AND AGREEMENT

Each of the undersigned, a guarantor of Tenant’s obligations under the Lease (a “Guarantor”) consents and agrees to the terms of the above Agreement, ratifies Guarantor’s guaranty of the Lease (the “Guaranty”) and confirms that:  (i) all provisions of the Guaranty remain in full force and effect and (ii) Guarantor presently has no offset, defense, claim or counterclaim with respect to Guarantor’s obligations under the Guaranty.

GUARANTOR:

[ADD APPROPRIATE ACKNOWLEDGMENTS FOR EACH OF THE ABOVE SIGNATORIES.]

6

Exhibit A

(to Subordination, Nondisturbance, and Attornment Agreement)

Description of the Property

[See attached]

7

EXHIBIT D

FORM OF ESTOPPEL CERTIFICATE

                  , 20

Re:

                                , California

Ladies and Gentlemen:

Reference is made to that certain Lease, dated as of                     , 20     between                                           LLC, a                      limited liability company (“Landlord”), and the undersigned (herein referred to as the “Lease”).  A copy of the Lease land all amendment thereto] is[are] attached hereto as Exhibit A.  At the request of Landlord in connection with [                     State reasons for request for estoppel certificate ], the undersigned hereby certifies to Landlord and to [state names of other parties requiring certification  (e.g., lender, purchaser, investor)] (“Lender” / “Purchaser” / “Investor”) and each of your respective successors and assigns as follows:

1.                                      The undersigned is the tenant under the Lease.

2.                                      The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Exhibit A.

3.                                      There is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease.  The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.

4.                                      The undersigned is not aware of any default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease.

5.                                      The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease.

6.                                      The monthly rent due under the Lease is $                     and has been paid through                     , and all additional rent due and payable under the Lease has been paid through                     .

7.                                      The term of the Lease commenced on                     , and expires on                     , unless sooner terminated pursuant to the provisions of the Lease.  Landlord has performed all work required by the Lease for the undersigned’s initial occupancy of the demised property.

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8.                                      The undersigned has deposited the sum of $                     with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.

9.                                      There is no free rent period pending, nor is Tenant entitled to any Landlord’s contribution.

The above certifications are made to Landlord and [Lender/ Purchaser/ Investor) knowing that Landlord and [Lender/ Purchaser/ Investor] will rely thereon in [making a loan secured in part by an assignment of the Lease/ accepting an assignment of the Lease/ investing in Landlord/other].

Very truly yours,

By:
Name:
Title:

2

Application for

Standby Letter of Credit

And Security Agreement

TO:	GREATER BAY BANK N.A.	Date	L/C Number
	International Banking	December 21, 2006
225 Bush Street, Suite 330
San Francisco, CA 94104

Please issue an irrevocable letter of credit on substantially the terms set forth below and, unless otherwise specified below in special instructions, forward the letter of credit to the beneficiary by.

☒ Courier	☐ Wire	☐ Other:

Advising Bank: (If left blank, Greater Bay Bank N.A. may select)		Beneficiary: (Name and Address)

DRAWBRIDGE/FABER LLC
C/O DRAWBRIDGE PARTNERS LLC
ONE EMBARCADERO CENTER, SUITE 2405
SAN FRANCISCO, CA 94111

For Account of: (Name and Address)		Amount
CARDIODX, INC. 3183 PORTER DRIVE PALO ALTO, CA 94304	In words U.S. DOLLARS THREE HUNDRED EIGHTY SEVEN THOUSAND TWO HUNDRED SEVENTY SIX AND NO/100

	In figures $387,276.00	Currency U.S. Dollars

Expiration Date: 02/01/2008

Availability: Unless otherwise specified herein, the Letter of Credit is to be available with Greater Bay Bank N.A.’s issuing office by payment of draft(s) drawn at sight on Greater Bay Bank NA. or, at Greater Bay Bank N.A.’s option, with any bank(s) or with a bank nominated by Greater Bay Bank N A. by negotiation of draft’s) drawn at sight on Greater Bay Bank N.A.

Place of Expiration: Unless otherwise specified herein, the Letter of Credit is to expire at Greater Bay Bank N.A.’s issuing Office or, if the Letter of Credit is available with any bank(s) or with a specific bank other man Greater Bay Bank N.A.’s issuing office, at such place as Greater Bay Bank N.A. shall elect.

Document(s): Available by drafts drawn at sight on you (or any bank if freely negotiable) when accompanied by the following document(s): (Attach additional signed sheet(s), if necessary and label as attachments to this application).

Refer to Attachment “A” which forms an integral part of this Agreement.

Special Instructions: (Attach additional signed sheet(s), if necessary and label as attachments to this application).

Partial drawings are	☒ Permitted	☐ Not Permitted

Inquiries: Direct to: Melinda Thomas	Telephone Number: 650-565-8084 x204

Client’s Agreement and Signature: All documents to be forwarded in one cover, by airmail, unless otherwise stated under Special Instructions The opening of this credit is subject to the terms and conditions as set forth in the ‘Standby Letter of Credit end Security Agreement” appearing on the reverse hereof which are agreed to Client understands that the final form of the Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Bank’s Letter of Credit issuing unit and Client hereby consents to such revisions and changes. For the purpose of binding Me Client to the terms and conditions of this Application and to the “Standby Letter of Credit and Security Agreement’ appearing on the reverse hereof, the Client or its duly authorized representative has signed below as of the date indicated.

/s/ Melinda Thomas	12/21/06	650-565-8084 x. 204	650-565-8202
Client	Date	Phone	Fax

ESTOPPEL CERTIFICATE

Loan No. 010-00001885

Premises:                                             2500 Faber Place

Palo Alto, California

Lease:                                                            Lease Agreement dated November 27, 2006

Drawbridge/Faber LLC and its successors and/or assigns (“Landlord”);

CardioDx, Inc. (“Tenant”)

The undersigned Tenant under the above Lease certifies to Artesia Mortgage Capital Corporation, a Delaware corporation, and its successors and/or assigns (“Artesia”), holder or proposed holder of a note or other obligation secured or to be secured by a mortgage/deed of trust upon the above premises that:

1.                                      Said Lease is presently in full force and effect and unmodified except as indicated at the end of this Estoppel Certificate.

2.                                      Tenant has no present right to cancel or terminate the Lease under the terms thereof or otherwise, except as indicated at the end of this Estoppel Certificate.

3.                                      The term of the Lease commenced on February 1, 2007 and terminates on July 31, 2014.

4.                                      The monthly rental of $96,819.00 is paid through September 30, 2007 and is currently not delinquent.

5.                                      Tenant is obligated to pay an estimate of $16,700.62 in common area maintenance charges, real estate property tax and insurance reimbursements to the Landlord on a monthly/annual (circle correct) basis. (“NA” it not applicable)

6.                                      Except to the extent otherwise expressly set forth in the Lease, Tenant is obligated to pay all cost of occupancy including utilities, property taxes, insurance, maintenance, etc. directly. Tenant confirms that these costs are budgeted or estimated to be $7780 per year/month (circle correct). (“NA” if not applicable)

7.                                      Said Lease provides for percentage rent in an amount equal to N/A% of annual gross sales, payable N/A. The undersigns paid Landlord the sum of $N/A as percentage rent for the period ending N/A,                     . (“NA” if not applicable).

8.                                      Possession of said premises (32,820 square feet of space) was accepted on January 1, 2007~~, and business is being conducted on a regular basis;~~ and all improvements required by the terms of said Lease to be made by the Landlord have been satisfactorily completed.  ~~and any allowance or contribution to be paid by Landlord to Tenant in connection with the construction of Tenant’s improvements has been paid in full to Tenant.~~

9.                                      A security deposit in the form of a Letter of Credit in the amount of $387,276.00 and first month’s prepaid rent of $96,819.00 has been paid to Landlord.

10.                               With the exception of the payment of such security deposit and first month’s prepaid rent, no rent under said Lease has been paid in advance of its due date.

11.                               The address for notices to be sent to the undersigned is as set forth in said Lease, or as set forth below.

12.                               The Tenant, as of this date, has no charge, lien or claim of offset under said Lease or otherwise, against rents or other charges due or to become due thereunder payable to Landlord.

13.                               The Tenant, as of this date, is not in default under the terms and conditions of said Lease and is fully discharging all of its obligations under the Lease. To the best of Tenants knowledge, Landlord is not in default under the terms and conditions of the Lease.

14.                               The Lease does not contain and Tenant has no outstanding purchase options or rights of first refusal to purchase the leased premises nor any part of the real property of which leased premises are a part.

DATED:	1/24, 2007.	TENANT: CARDIODX, INC.

		By:	/s/ Melinda Thomas
(Name) Melinda Thomas
(Title) CFO

LEASE MODIFICATION(S), IF ANY, TO BE LISTED HERE (IF NONE, STATE “NONE”):

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PREPARED/DRAFTED BY AND

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

BEST & FLANAGAN LLP

225 South Sixth Street Suite 4000

Minneapolis, Minnesota 55402

Attn: Thomas Garry

Order/Escrow No:

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

[Loan No. 010-00001685]

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of                                           , 20    , by and among ARTESIA MORTGAGE CAPITAL CORPORATION, a Delaware corporation, (together with its successors and assigns, “Lender”), DRAWBRIDGE/FABER LLC, a(n) Delaware limited liability company, (“Borrower”), and CARDIODX, INC., a Delaware Corporation (“Tenant”).

Borrower is the landlord and Tenant is the tenant under a lease dated November 27, 2006 (as amended, the “Lease”). The Lease covers all or a portion (such leased premises, the “Leased Premises”) of the real property described on the attached Exhibit A and the improvements thereon (the “Property”). Borrower has obtained or applied for a loan (the “Loan”), payment of which is to be secured by, among other things, a deed of trust, mortgage or similar instrument (the “Security Instrument”) encumbering the Property in favor of Lender. (All documents evidencing or securing the Loan, including the Security Instrument, are referred to as the “Loan Documents.”) Tenant has agreed to subordinate the Lease to the Security Instrument, and Lender has agreed not to disturb Tenant’s rights under the Lease, all in accordance with the terms and conditions set forth below. The parties agree as follows.

1.                                      Subordination. The Lease, and all other rights and interests of Tenant in the Property (including any purchase options and rights of first refusal, neither of which shall be exercisable in connection with any transfer pursuant to a Foreclosure Event, as defined below) are and at ail times will be subordinate to the Loan Documents and the lien of the Security Instrument, to all advances made or to be made thereunder, and to any and all renewals, extensions, modifications, or replacements thereof.

2.                                      Attornment. After any transfer of the Property pursuant to a Foreclosure Event, the terms of the Lease will be recognized as a new and direct lease from Successor Landlord (as defined below) to Tenant, and Tenant hereby attorns to Successor Landlord as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon such Foreclosure Event. Notwithstanding any other provision of this Agreement, Successor Landlord will not be liable for or bound by any of the following:

(a)                                 any act, omission, breach of the Lease, representation or warranty of Borrower or any other prior landlord (other than defaults of a continuing nature which Lender has notice of prior to commencing a Foreclosure Event and an opportunity to cure in accordance with this Agreement);

(b)                                 any offset or credit Tenant may have against Borrower or any other prior landlord (other than offsets or credits provided for in the Lease or arising from defaults of a continuing nature which Lender has notice of prior to commencing a Foreclosure Event and an opportunity to cure in accordance with this Agreement);

(c)                                  any obligation with respect to any prepaid rent for greater than one (1) month, unless such payment is required under the Lease;

(d)                                 any obligation to return or give credit for any security deposit under the Lease, unless such security deposit has actually been delivered to Successor Landlord;

(e)                                  unless previously approved in writing by Lender, (a) any modification or waiver of any provision of the Lease relating to (i) rent or other sums due Borrower or Tenant, (ii) the Lease term or any options to renew the Lease, or (iii) Lease termination, sublease or assignment; (b) any other modification of the Lease that materially and adversely affects the economics of the Lease to the detriment of the landlord; or (c) any termination, sublease or assignment of the Lease unless permitted under the Lease;

(f)                                   any payment of rent by Tenant to Borrower in violation of Section 5 below; or

(g)                                  any purchase option or right of first refusal with respect to the Property granted under the Lease or otherwise held by Tenant.

“Foreclosure Event” means: (i) foreclosure under the Security instrument; (ii) any other exercise by Lender of rights and remedies as a result of which a Successor Landlord becomes the owner of the Property; or (iii) delivery to Lender (or its designee or nominee) of a deed or other conveyance of the Property in lieu of (i) or (ii) above.

“Successor Landlord” means Lender or any other person or entity that becomes the owner of the Property as the result of, or after, a Foreclosure Event.

3.                                      Nondisturbance. Upon a Foreclosure Event, Lender will not (and no other Successor Landlord will be entitled to) terminate the Lease, or interfere with Tenant’s use, possession or enjoyment of the Leased Premises, or adversely affect the leasehold estate granted by the Lease in any Foreclosure Event; provided that if Tenant is then in default under the Lease beyond any applicable notice, grace or cure period, at Lender’s option, the Lease shall be terminated by virtue of the Foreclosure Event.

4.                                      Notice and Opportunity To Cure Defaults. Tenant shall notify Lender of any default by Borrower under the Lease and offer Lender the opportunity (without the obligation) to cure such default and not terminate (or otherwise exercise any remedies with respect to) the Lease for a period of 30 days following Lender’s actual receipt of such notice; or such longer period as is reasonably necessary to cure such default, provided Lender commences such cure within the initial 30-day period and prosecutes the same with reasonable diligence (which, if such cure requires possession of the Property, shall include the foreclosure of the Security Instrument).

5.                                      Other Acknowledgments and Agreements. Tenant acknowledges and agrees that: (a) the Lease will be assigned to Lender under the Security Instrument; (b) upon and after Lenders written request and written notice that an event of default has occurred under any of the Loan Documents, Tenant will (and Borrower authorizes Tenant to) pay all rent and other amounts due and owing to Borrower under the Lease directly to Lender; (c) Lender has no obligation to Tenant regarding Borrowers application of the proceeds of the Loan; (d) Tenant shall at the request of Lender certify promptly in writing to Lender and any proposed assignee of the Loan whether or not any default on the part of Borrower then exists under the Lease; (e) notwithstanding Section 1 above, Lender may in its sole discretion at any time record (or otherwise provide in accordance with applicable law) notice that it elects the Security Instrument to become subordinate to the Lease, which recorded or other notice need only be executed by Lender; and upon such recording (or the giving of such other notice), the Security Instrument shall be subordinate to the Lease; and (f) if Lender becomes the Successor Landlord, Lender shell have no liability to Tenant with respect to the Lease after Lender no longer has any ownership interest in the Property.

6.                                      Miscellaneous.

(a)                                 Binding Effect.  This Agreement will inure to the benefit of and be binding upon the parties hereto, their successors and assigns and the holder from time to time of the Note.

(b)                                 Entire Agreement.  This Agreement constitutes the final expression of the entire agreement of the parties with respect to the subordination of the Lease to the lien of the Security Instrument if there are any conflicts between the Security Instrument and the Lease, the Security Instrument shall control. This Agreement may not be modified other than by an agreement in writing, signed by the parties hereto or their respective successors in interest.

(c)                                  Effect on Lease.  Except as modified by this Agreement, all of the terms and provisions of the Lease will remain in full force and effect If there are any conflicts between the Lease and this Agreement, the terms and provisions of this Agreement will control.

(d)                                 Counterparts.  This Agreement may be executed in any number of identical counterparts and by each party on a separate counterpart. If so executed, all of such counterparts will collectively constitute one agreement.

(e)                                  Waiver of Jury Trial.  BORROWER, TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(f)                                   Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the state where the Property is located, without regard to its conflicts of laws principles.

(g)                                  Legal Costs.  In the event of any litigation to enforce the terms of this Agreement or to recover damages for the breach thereof, the prevailing party or parties will be entitled to recover from the nonprevailing party or parties all attorneys’ fees and other costs and expenses incurred in connection therewith.

(h)                                 Notices.  All notices under this Agreement will be in writing and mailed or delivered by recognized overnight delivery service (such as Federal Express) at the following addresses:

If to Lender:	ARTESIA MORTGAGE CAPITAL CORPORATION
1180 NW Maple Street, Suite 202
Issaquah, Washington 98027
Attn: Servicing Department
Fax: (425) 313-1005

with a copy to:	BEST & FLANAGAN LLP
225 South Sixth Street, Suite 4.000
Minneapolis, Minnesota 55402
Attn: Tom Garry
Fax: (612) 339-5897

If to Borrower:	DRAWBRIDGE/FABER LLC
One Embarcadero Center, Suite 2405
Palo Alto, California 94301
Attn: Mark Whiting
Facsimile: (415) 391-4430

with a copy to:	GOODWIN PROCTOR LLP,
101 California Street
San Francisco, California 94111
Attn: Paul Churchill
Facsimile: (415) 677-g041

If to Tenant:	CardioDx, Inc.
2500 Faber Place
Palo Alto, California 94303
Attention: Melinda Thomas

with a copy to:	Heller Ehrman LLP
333 Bush Street
San Francisco, CA 94104
Attention: David Paulson, Esq.
Facsimile: (415) 772-2057

All such notices will: (a) if mailed, be effective five (5) days following deposit in the United States mail with postage prepaid and return receipt requested; and (b) if delivered as provided above, be effective upon delivery. Any party to this Agreement may change the address for notices to that party by written notice to the other parties to this Agreement.

[SIGNATURE PAGE(S) ATTACHED]

DATED as of the day and year first above written.

LENDER:

ARTESIA MORTGAGE CAPITAL CORPORATION, a Delaware corporation

By:
Its:

STATE OF WASHINGTON

COUNTY OF KING

On 01-26-07, before me, Sera Wade, a Notary Public, personally appeared Melinda M. Thomas personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed me instrument.

WITNESS my hand and official seal.

/s/ Sera Wade
Notary Public
Print Name:	Sera Wade
My commission expires:	07-03-09

DATED as of the day and year first above written.

LENDER:

ARTESIA MORTGAGE CAPITAL CORPORATION, a Delaware corporation

By:
Its:

STATE OF WASHINGTON

COUNTY OF KING

On 01-26-07, before me, Sera Wade, a Notary Public, personally appeared David L. Levison personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed me instrument.

WITNESS my hand and official seal.

/s/ Sera Wade
Notary Public
Print Name:	Sera Wade
My commission expires:	07-03-09

BORROWER:

DRAWBRIDGE/FABER LLC,
a Delaware limited liability company

By:	Drawbridge/Faber-Manager LLC,
a Delaware limited liability company Manager

	By:	Drawbridge/Faber-Sponsor LLC.
a Delaware limited liability company Sole Member

		By:	Drawbridge Partners, LLC.
a Delaware limited liability company, Manager

By:
Mark E. Pearson, Co-Manager

By:
Mark S. Whiting, Co-Manager

TENANT:

CARDIODX, INC., a Delaware corporation

By:	/s/ David Levison
Title:	President

By:	/s/ Melinda Thomas
Title:	Chief Financial Officer

[ADD APPROPRIATE ACKNOWLEDGMENTS FOR EACH OF THE ABOVE SIGNATORIES]

Exhibit A

(to Subordination, Nondisturbance, and Attornment Agreement)

Description of the Property

[See attached]

AMENDMENT NO. 1 TO LEASE

This AMENDMENT NO.1 TO LEASE (“Amendment”) is dated as of this        day of March, 2007, by and between DRAWBRIDGE/FABER LLC, a Delaware limited liability company (“Landlord”), and CARDIODX, INC., a Delaware corporation (“Tenant”)

RECITALS

A.                                    Landlord and Tenant entered into that certain Lease dated as of November 27, 2006 (the “Lease”) pursuant to which Tenant has leased approximately 32,820 square feet of space (the “Premises”) at 2500 Faber Way, Palo Alto, California; and

B.                                    Landlord and Tenant now desire to amend the Lease on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                                                                      Defined Terms.  Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Lease.

2.                                                                                      Fume Hoods.  Notwithstanding Paragraph 2.4(a) of the Lease, Tenant may remove the two (2) fume hoods from laboratory room number 157 in connection with Tenant’s completion of the Tenant Improvements, provided that, upon Landlord’s request in connection with Tenant’s surrender of the Premises, Tenant shall re-install those fume hoods which Landlord requests Tenant to re-install.

3.                                                                                      Tenant Improvement Allowance.  Landlord acknowledges and agrees that those items listed on Exhibit A attached hereto may be paid from the Tenant Improvement Allowance.

4.                                                                                      Front Door Card Key Access.  Notwithstanding Paragraph 4 of Exhibit A to the Work Letter, Landlord shall not be required to make the front door to the Building card/access key-capable and accessible.

5.                                                                                      Alteration of Vivarium Space.  Paragraph 6.1(a) of the Lease is hereby amended by adding the following language at the end thereof:

Landlord acknowledges that Tenant intends to alter the portion of the Leased Premises, consisting of approximately 5,000 square feet which is currently improved as vivarium space (the “Vivarium Space”), so as to convert the Vivarium Space into laboratory space (the “Lab Space Alterations”).  Landlord agrees that, subject to the terms of this Paragraph 6.1 (including but not limited to Landlord’s written approval of the plans and specifications for the Lab Space Alterations, which approval shall not be unreasonably withheld, conditioned or delayed), Tenant shall have the right to make the Lab Space Alterations, and shall not be required at the expiration or earlier termination of the Lease Term to restore the Vivarium Space.

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6.                                                                                      Boiler and Machinery Insurance.  Paragraph 9.1(a)(v) of the Lease is hereby deleted in its entirety.  Tenant acknowledges and agrees that pursuant to Paragraph 9.2(c) of the Lease, Landlord may elect to carry, among other types of insurance, boiler and machinery insurance to protect Landlord’s interest in the Property, the cost of which will be passed through to Tenant, and Tenant acknowledges and agrees that such insurance will not protect Tenant’s interest.

7.                                                                                      Business Income/Rental Interruption Insurance.  Paragraph 9.1(a)(iii) of the Lease is hereby deleted in its entirety.  Tenant acknowledges and agrees that pursuant to Paragraph 9.2(c) of the Lease, Landlord may elect to carry, among other types of insurance, business income or rental interruption insurance to protect Landlord’s interest, the cost of which will be passed through to Tenant, and Tenant acknowledges and agrees that such insurance will not protect Tenant’s interest.

8.                                                                                      Condition Precedent To Lease Amendment.  Landlord’s obligations hereunder are subject to the receipt by Landlord, no later than fifteen (15) business days after the date hereof, of the Lender’s Consent, as hereinafter defined.  Landlord hereby agrees to use diligent efforts to obtain the Lender’s Consent by such date; however, if Landlord does not receive the Lender’s Consent by such date, this Amendment shall, at Landlord’s option, thereupon be deemed terminated and of no further force or effect, and neither party shall have any further rights, obligations, or liabilities hereunder.  As used herein, the term “Lender’s Consent” means a written consent to this Amendment in form reasonably satisfactory to Landlord, executed by the holder of the promissory note secured by that certain Commercial Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases, Rents, Income and Profits (encumbering the fee interest in the real property of which the Premises are a part) recorded on February 5, 2007, in the Official Records of Santa Clara County, California, at Series No. 19290605.

9.                                                                                      Ratification.  The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the lease, as so amended, shall continue in full force and effect.

10.                                                                               Miscellaneous.

10.1                        Voluntary Agreement.  The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.

10.2                        Attorney’s Fees.  If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the non-prevailing party, reasonable attorney’s fees and costs of suit.

10.3                        Successors.  This Amendment shall be binding on and inure to the benefit of the parties and their successors.

10.4                        Counterparts.  This Amendment may be signed in two or more counterparts.  When at least one such counterpart has been signed by each party, this Amendment shall be deemed to

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have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD:

DRAWBRIDGE/FABER LLC,
a Delaware limited liability company

By:	Drawbridge/Faber-Manager LLC,
a Delaware limited liability company
Manager

	By:	Drawbridge/Faber-Sponsor LLC.
a Delaware limited liability company
Sole Member

		By:	Drawbridge Partners, LLC.
a Delaware limited liability company, Manager

By:
Mark E. Pearson, Co-Manager

By:
Mark S. Whiting, Co-Manager

TENANT:

CARDIODX, INC., a Delaware corporation

By:			/s/ David Levison
Title: President

By:			/s/ Melinda Thomas
Title: Chief Financial Officer

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EXHIBIT A

APPROVED TENANT IMPROVEMENTS

Those improvements shown on those certain drawings and specifications prepared by Dowler-Gruman Architects dated as of February 2, 2007 and denoted as “Tenant Improvement Plans.”

1.              Architectural design, space planning, and engineering.

2.              Approved laboratory and office improvements indicated on the Tenant Improvement Plans.

3.              Conversion of laboratory room 132 to a break room with appropriate sinks/cabinetry.  Relocation of existing laboratory casework and epoxy tops to other laboratories on the Premises.

4.              Wiring and cabling costs.

5.              Back-up generator.

6.              Cubicle costs not to exceed $49,230.

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